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GUARANTEED INSURABILITY OPTION AGREEMENT

This agreement is a part of the policy to which it is attached and is subject to all its terms and conditions. This agreement is effective as of the date shown on the policy data pages.

WHAT DOES THIS AGREEMENT PROVIDE?

This agreement guarantees you the option to add an additional coverage layer on the insured's life without providing evidence of insurability. This additional coverage layer will be part of the policy to which this agreement is attached and will be subject to the most recent underwritten risk class for this policy at the time the coverage layer is added. This additional coverage layer may be added on each regular or alternate option date shown on the policy data pages. You must exercise this option within the 31-day period immediately before, or the 31-day period immediately after, a regular option date.

If you do not exercise this option within this 62-day period, you will lose the right to add this additional coverage layer without evidence of insurability at this option date. If there are any remaining option dates shown on your policy data pages, you may exercise those options, or any alternate option dates, without evidence of insurability when they are available.

ARE THERE ALTERNATE OPTION DATES?

Yes.  An alternate option date will be available on the date of:

     (1) the insured's lawful marriage or legal partnership; or
     (2) the birth of the insured's live child; or
     (3) the legal adoption of a child by the insured.

These alternate option dates are not in addition to the regular option dates provided by this agreement. If an alternate option date is elected, it will replace the regular option date then currently available. If there is no regular option date then currently available, it will replace the next available regular option date not previously replaced. When all future regular option dates are so replaced, this agreement will terminate.

Multiple births resulting from the same pregnancy and multiple adoptions resulting from the same adoption proceeding will be considered as one birth or one adoption.

You must furnish proof satisfactory to us of the occurrence of an alternate option date within 90 days after the occurrence. You must also exercise your right to add this additional coverage layer within this 90-day period.

WHAT IS THE COST FOR THIS AGREEMENT?

The charge for this agreement is shown on the policy data pages.

WHAT MUST YOU DO TO EXERCISE AN OPTION?

You must notify us in writing that you are exercising your option to add an additional coverage layer. Your written request must be sent within the 62-day period allowed for regular option dates or within the 90-day period allowed for alternate option dates.

WHAT WILL BE THE AMOUNT OF THE NEW COVERAGE LAYER?

The maximum amount for a coverage layer created on any option date provided by this agreement is shown on the policy data pages.

WILL EVIDENCE OF INSURABILITY BE REQUIRED?

Evidence of insurability satisfactory to us will not be required of the insured for any new coverage layer added as a result of exercising an option.

WHEN WILL THE NEW COVERAGE LAYER BE EFFECTIVE?

If you exercise your option to add this additional coverage layer, that new coverage layer will be effective on the regular or alternate option date used. However, your request to add this additional coverage layer must be signed during the lifetime of the insured to be effective. When we receive your written request to add this additional coverage layer, we will process a policy change to add the new coverage layer to this policy.

WHEN DOES THE NEW COVERAGE LAYER BECOME INCONTESTABLE?

The contestable and suicide period for any new coverage layer will be measured from the original policy date of this policy. However, if evidence of insurability was required for this additional coverage layer, the contestable and suicide period will be measured from the effective date of the new coverage layer.

WHAT IF THE INSURED IS TOTALLY DISABLED ON ANY OPTION DATE?

If the insured is totally disabled on an option date, you may exercise that option.

If any premiums are being applied as a result of a waiver of premium agreement at the time you exercise this option, additional premiums relating to the new coverage layer will also be applied by us.

       Guaranteed Insurability Option Agreement
ICC09-915                                   Minnesota Life Insurance Company

If any charges are being waived as a result of a waiver of charges agreement at the time you exercise this option, charges relating to the new coverage layer will also be waived.

HOW WILL EXERCISING THIS OPTION AFFECT OTHER AGREEMENTS ATTACHED TO THIS
POLICY?

If you exercise the option to add an additional coverage layer and there are any other agreements attached to this policy, the benefits resulting from those agreements will also apply to the new coverage layer.

WHAT HAPPENS IF THE INSURED DIES AFTER A REQUEST TO EXERCISE AN OPTION DATE?

If the insured dies after a request to exercise an option but before that actual option date, the new layer of coverage will not be added to your policy.

WHAT HAPPENS IF YOU DECLINE AN INCREASE?

You may choose not to exercise your right to increase your coverage on any option date. If you do not exercise an option as stated in this agreement, you will be given an opportunity to increase your coverage at your next regular or alternate option date.

WHEN WILL THIS AGREEMENT TERMINATE?

This agreement will terminate on:

     (1) the date the last possible option date is past; or
     (2) the policy anniversary nearest the insured's 40th birthday; or
     (3) the date when all regular option dates have been replaced by alternate option dates; or
     (4) the date this policy is surrendered or terminated; or
     (5) the date we receive your written request to cancel this agreement; or
     (6) the date of the insured's death.

CAN THIS AGREEMENT BE REINSTATED?

Yes.  This agreement can be reinstated under the following conditions:

     (1) all of the reinstatement conditions stated in your policy have been satisfied; and
     (2) we receive written request from you; and
     (3) your request to reinstate is made prior to the policy anniversary nearest the insured's 40th birthday; and
     (4) at least one of the regular or alternate option dates is still available.

[/s/ Dennis E. Prohofsky                         /s/ Robert L. Senkler
Secretary                                                    President]

GUARANTEED INSURABILITY OPTION AGREEMENT

This agreement is a part of the policy to which it is attached and is subject to all its terms and conditions. This agreement is effective as of the date shown on the policy data pages.

WHAT DOES THIS AGREEMENT PROVIDE?

This agreement guarantees you the option to add an additional coverage layer on the insured's life without providing evidence of insurability. This additional coverage layer will be part of the policy to which this agreement is attached and will be subject to the most recent underwritten risk class for this policy at the time the coverage layer is added. This additional coverage layer may be added on each regular or alternate option date shown on the policy data pages. You must exercise this option within the 31-day period immediately before, or the 31-day period immediately after, a regular option date.

If you do not exercise this option within this 62-day period, you will lose the right to add this additional coverage layer without evidence of insurability at this option date. If there are any remaining option dates shown on your policy data pages, you may exercise those options, or any alternate option dates, without evidence of insurability when they are available.

ARE THERE ALTERNATE OPTION DATES?

Yes.  An alternate option date will be available on the date of:

     (1) the insured's lawful marriage or legal partnership; or
     (2) the birth of the insured's live child; or
     (3) the legal adoption of a child by the insured.

These alternate option dates are not in addition to the regular option dates provided by this agreement. If an alternate option date is elected, it will replace the regular option date then currently available. If there is no regular option date then currently available, it will replace the next available regular option date not previously replaced. When all future regular option dates are so replaced, this agreement will terminate.

Multiple births resulting from the same pregnancy and multiple adoptions resulting from the same adoption proceeding will be considered as one birth or one adoption.

You must furnish proof satisfactory to us of the occurrence of an alternate option date within 90 days after the occurrence. You must also exercise your right to add this additional coverage layer within this 90-day period.

WHAT IS THE COST FOR THIS AGREEMENT?

The charge for this agreement is shown on the policy data pages.

WHAT MUST YOU DO TO EXERCISE AN OPTION?

You must notify us in writing that you are exercising your option to add an additional coverage layer. Your written request must be sent within the 62-day period allowed for regular option dates or within the 90-day period allowed for alternate option dates.

WHAT WILL BE THE AMOUNT OF THE NEW COVERAGE LAYER?

The maximum amount for a coverage layer created on any option date provided by this agreement is shown on the policy data pages.

WILL EVIDENCE OF INSURABILITY BE REQUIRED?

Evidence of insurability satisfactory to us will not be required of the insured for any new coverage layer added as a result of exercising an option.

WHEN WILL THE NEW COVERAGE LAYER BE EFFECTIVE?

If you exercise your option to add this additional coverage layer, that new coverage layer will be effective on the regular or alternate option date used. However, your request to add this additional coverage layer must be signed during the lifetime of the insured to be effective. When we receive your written request to add this additional coverage layer, we will process a policy change to add the new coverage layer to this policy.

WHEN DOES THE NEW COVERAGE LAYER BECOME INCONTESTABLE?

The contestable and suicide period for any new coverage layer will be measured from the original policy date of this policy. However, if evidence of insurability was required for this additional coverage layer, the contestable and suicide period will be measured from the effective date of the new coverage layer.

WHAT IF THE INSURED IS TOTALLY DISABLED ON ANY OPTION DATE?

If the insured is totally disabled on an option date, you may exercise that option.

If any premiums are being applied as a result of a waiver of premium agreement at the time you exercise this option, additional premiums relating to the new coverage layer will also be applied by us.


       Guaranteed Insurability Option Agreement
09-915                                         Minnesota Life Insurance Company

If any charges are being waived as a result of a waiver of charges agreement at the time you exercise this option, charges relating to the new coverage layer will also be waived.

HOW WILL EXERCISING THIS OPTION AFFECT OTHER AGREEMENTS ATTACHED TO THIS
POLICY?

If you exercise the option to add an additional coverage layer and there are any other agreements attached to this policy, the benefits resulting from those agreements will also apply to the new coverage layer.

WHAT HAPPENS IF THE INSURED DIES AFTER A REQUEST TO EXERCISE AN OPTION DATE?

If the insured dies after a request to exercise an option but before that actual option date, the new layer of coverage will not be added to your policy.

WHAT HAPPENS IF YOU DECLINE AN INCREASE?

You may choose not to exercise your right to increase your coverage on any option date. If you do not exercise an option as stated in this agreement, you will be given an opportunity to increase your coverage at your next regular or alternate option date.

WHEN WILL THIS AGREEMENT TERMINATE?

This agreement will terminate on:

     (1) the date the last possible option date is past; or
     (2) the policy anniversary nearest the insured's 40th birthday; or
     (3) the date when all regular option dates have been replaced by alternate option dates; or
     (4) the date this policy is surrendered or terminated; or
     (5) the date we receive your written request to cancel this agreement; or
     (6) the date of the insured's death.

CAN THIS AGREEMENT BE REINSTATED?

Yes.  This agreement can be reinstated under the following conditions:

     (1) all of the reinstatement conditions stated in your policy have been satisfied; and
     (2) we receive written request from you; and
     (3) your request to reinstate is made prior to the policy anniversary nearest the insured's 40th birthday; and
     (4) at least one of the regular or alternate option dates is still available.

[/s/ Dennis E. Prohofsky                         /s/ Robert L. Senkler
Secretary                                                    President]